D
                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                            ARTICLES OF ORGANIZATION
                             (Under G. L. Ch. 156B)
                                  Incorporators


                              ARTICLE I The name of
                               the corporation is:

                           Holmes Manufacturing Corp.


                                   ARTICLE II
      The purpose of the corporation is to engage in the following business activities:


To make, manufacture, produce, prepare, process, purchase, or otherwise acquire, hold, own, use, sell, import, export, distribute, trade or deal in and with goods and appliances of all kinds, including seasonal items; and

To engage in any other business or activity permitted to a corporation organized under Chapter 156B of the Massachusetts General Laws.



Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8-1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to use:

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             WITHOUT PAR VALUE                                 WITH PAR VALUE

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   TYPE       NUMBER OF SHARES         TYPE      NUMBER OF SHARES   PAR VALUE
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 Common:           200,000           Common:         -------         -------
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Preferred:         ------           Preferred:       -------         -------
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                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


         None.



                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:


         None.




                                   ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, of any class of stockholders:


         See Continuation Sheet 6A.



**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                   ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty (30) days after the date of filing.

                                  ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:
                    233 Fortune Boulevard, Milford, MA 01757

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                 NAME           RESIDENTIAL ADDRESS          POST OFFICE ADDRESS

President:   Jordan A. Kahn     21 Pierce Road, Wellesley, MA 02181

Treasurer:   Jordan A. Kahn     21 Pierce Road, Wellesley, MA 02181

Clerk:       Donald H. Siegel   122 Nehoiden Road, Waban, MA 02168

Directors:   Jordan A. Kahn     21 Pierce Road, Wellesley, MA 02181






c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is: None.

                                   ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this _____ day of April, 1993,

                /s/ Donald H. Siegel
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                    Donald H. Siegel, Sole Incorporator
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                    Posternak, Blankstein & Lund, L.L.P.
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                    100 Charles River Plaza
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                    Boston, MA 02114
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Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)



          ============================================================


I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 12th day of May , 1993.


                      Effective date:       /s/ Michael Joseph Connolly
                                     ------------------------------------------

                             MICHAEL JOSEPH CONNOLLY
                          Secretary of the Commonwealth



FILING FEE: 1/10th of the total amount of authorized capital stock, but not less than $200,000. For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock shall be deemed to have a par value of one dollar per share.


              PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT TO:

                      Donald H. Siegel, P.C.
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                      Posternak, Blankstein & Lund, L.L.P.
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                      100 Charles River Plaza
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                      Boston, MA 02114
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                      Telephone: (617) 367-9595
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